                                                                    EXHIBIT 4(j)

                                    CORRECTED
                              CERTIFICATE OF TRUST
                                       OF
                       ANADARKO PETROLEUM CAPITAL TRUST II


                  This Corrected Certificate of Trust of Anadarko Petroleum Capital Trust II (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, being all of the trustees of the Trust, pursuant to
Section 3810(e) of the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act") to correct the Certificate of Trust of the Trust (the "Certificate") first filed with the Office of the Secretary of State of the State of Delaware on February 9, 2001. The correction to be made is that not all of the trustees executed the Certificate.

         The Corrected Certificate of Trust reads in its entirety as follows:


                  1. Name. The name of the business trust is "Anadarko Petroleum Capital Trust II."


                  2. Delaware Trustee. The name and business address of the Delaware resident trustee meeting the requirements of Section 3807 of the Act are as follows:

                         The Bank of New York (Delaware)
                         White Clay Center, Route 273
                         Newark, Delaware 19711


                  3. Effectiveness. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have executed this Corrected Certificate of Trust as of this 26th day of February, 2001.

                              THE BANK OF NEW YORK (DELAWARE)
                              not in its individual capacity but solely as a Delaware Trustee of the Trust


                              By: /s/ John Nichols
                                  Name: John Nichols
                                  Title: President

                              By: /s/ Albert L. Richey
                                  Albert L. Richey,
                                  as Administrative Trustee

                              By: /s/ R. W. Tonnesen
                                  R. W. Tonnesen,
                                  as Administrative Trustee


                              By: /s/ Suzanne Suter
                                  Suzanne Suter,
                                  as Administrative Trustee